SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

AVNET, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

AVNET, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Thursday, November 29, 2001

TO ALL SHAREHOLDERS OF AVNET, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AVNET, INC., a New York corporation (“Avnet”), will be held at The Wyndham Buttes Resort, 2000 Westcourt Way, Tempe, Arizona 85282, on Thursday, November 29, 2001, at 2:00 p.m., mountain standard time, for the following purposes:

1.	To elect ten (10) directors to serve until the next Annual Meeting and until their successors have been elected and qualified.

2.	To consider a proposal to amend the Avnet Employee Stock Purchase Plan to authorize the reserve of an additional 1,000,000 shares for sale under the Plan.

3.	To ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of Avnet for the fiscal year ending June 28, 2002.

4.	To take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on October 1, 2001 as the record date for the Annual Meeting. Only holders of record of shares of Avnet’s Common Stock at the close of business on such date shall be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

DAVID R. BIRK
Secretary

Dated: October 15, 2001

AVNET, INC.

2211 South 47th Street
Phoenix, Arizona 85034

PROXY STATEMENT

Dated October 15, 2001

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 29, 2001

       This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Avnet, Inc. (“Avnet” or the “Company”) for use at the Annual Meeting of Shareholders to be held on November 29, 2001, and at any and all adjournments thereof (the “Annual Meeting”), with respect to the matters referred to in the accompanying notice. Proxies for shares of Avnet Common Stock, par value $1.00 per share (the “Common Stock”), may be submitted by completing and mailing the proxy card that accompanies this Proxy Statement or by submitting your proxy voting instructions by telephone or through the Internet. Submission of proxies by telephone or through the Internet may not be available to shareholders who hold their shares through a broker, nominee, fiduciary or other custodian. Avnet shareholders should contact their brokers or other nominees to determine whether they may submit their proxy by telephone or through the Internet. Shares of Common Stock represented by a proxy properly signed or submitted as described below and received at or prior to the Annual Meeting, unless subsequently revoked, will be voted in accordance with the holder’s instructions.

      To submit a written proxy by mail, holders of Common Stock should complete, sign, date and mail the proxy card provided with this Proxy Statement in accordance with the instructions marked on the card. If a proxy card is signed, dated and returned without indicating any voting instructions, shares of Common Stock represented by the proxy will be voted “FOR” the election as directors of the ten persons named herein; “FOR” the approval of the amendment to the Employee Stock Purchase Plan and “FOR” the ratification of the appointment of Arthur Andersen LLP, as independent public accountants of Avnet for the current fiscal year.

      Instead of submitting a signed proxy card, Avnet shareholders may submit their proxies with voting instructions by telephone or through the Internet. To submit proxies via telephone or through the Internet, shareholders should follow the instructions that accompany their proxy card or are set forth on the reverse side of their proxy card. Each Avnet shareholder of record has been assigned a unique control number which has been printed on each holder’s proxy card. Shareholders who submit proxies by telephone or through the Internet will be required to provide their assigned control number before their proxy will be accepted. In addition to the instructions that appear on or accompany the proxy card, step-by-step instructions will be provided by a recorded telephone message or at the designated website, and shareholders will receive confirmation that their proxies have been successfully submitted.

      Any person who signs and mails the enclosed proxy may revoke it at any time before it is voted by submitting a written notice of revocation or a later dated proxy that is received by Avnet prior to the Annual Meeting, or by voting in person at the Annual Meeting. However, a proxy will not be revoked by simply attending the Annual Meeting and not voting. All written notices of revocation and other communications with respect to revocation by Avnet shareholders should be addressed as follows: David R. Birk, Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034. To revoke a proxy previously submitted by telephone or through the Internet, an Avnet shareholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked.

      The Avnet Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the meeting, the persons appointed as proxies will have discretion to vote or to act thereon according to their best judgment, unless otherwise indicated on any particular proxy. The persons appointed as proxies will have discretion to vote on adjournment of the Annual Meeting.

      The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders is October 15, 2001. Only holders of record of outstanding shares of Common Stock at the close of business on October 1, 2001 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share held on the record date. The aggregate number of shares of Common Stock outstanding (net of treasury shares) at October 1, 2001 was 117,883,510, comprising all of Avnet’s capital stock outstanding as of that date.

PROPOSAL 1

ELECTION OF DIRECTORS

      Ten directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. It is the intention of the persons named in the enclosed proxy card to vote each properly signed and returned proxy (unless otherwise directed by the shareholder executing such proxy) for the election as directors of Avnet of the ten persons listed below. Each nominee has consented to being named herein and to serve if elected. All of the nominees were last elected directors at the Annual Meeting of Shareholders held on November 20, 2000.

      Directors will be elected by a plurality of the votes properly cast (in person or by proxy) at the Annual Meeting. Thus, shareholders who do not vote, or who withhold their vote from one or more nominees below and do not vote for another person, will not affect the outcome of the election provided that a quorum is present at the Annual Meeting. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this Proxy Statement has been transmitted to the beneficial owners at least fifteen days before the Annual Meeting.

      In case any of the nominees below should become unavailable for election for any presently unforeseen reason, the persons named in the enclosed form of proxy will have the right to use their discretion to vote for a substitute or to vote for the remaining nominees and leave a vacancy on the Board of Directors. Under the By-Laws of Avnet, any such vacancy may be filled by a majority vote of the directors then in office or by the shareholders at any meeting thereof. Avnet’s By-Laws also empower the Board of Directors to fix the number of directors from time to time.

      The information set forth below as to each nominee has been furnished to Avnet by such nominee:

		Year First
		Elected a	Principal Occupations During Last Five Years;
Name	Age	Director	Other Directorships and Activities

Eleanor Baum(c)(e)	61	1994	Dean of the School of Engineering of The Cooper Union, New York, NY. Also a director of Allegheny Energy, Inc. and U.S. Trust Corporation; Former Chair (1998-1999), New York Academy of Sciences and Chair of the Engineering Workforce Commission (1999-2001); past President (1995-1997) of American Society for Engineering Education and Accreditation Board for Engineering and Technology (1997-1998). Ms. Baum is a Trustee of both Embry Riddle University and Webb Institute and also serves on various advisory boards to universities, government agencies and industry groups.
J. Veronica Biggins(c)(d)	54	1997	Senior Partner at Heidrick & Struggles International, an executive search firm. Also a director of National Data Corporation and AirTran Holdings, Inc. Ms. Biggins currently serves as Chair of the Czech and Slovak American Enterprise Development Fund, which is funded by the U.S. Government SEED Act.

		Year First
		Elected a	Principal Occupations During Last Five Years;
Name	Age	Director	Other Directorships and Activities

Lawrence W. Clarkson(a)(b)	63	1998	Retired Senior Vice President of The Boeing Company (April 1994 — February 1999) and President, Boeing Enterprises (January 1997 — February 1999), a manufacturer of aerospace, aviation and defense products. Also a director of Atlas Air, Inc. and NV INMET. Mr. Clarkson also serves as Vice Chairman of The National Bureau of Asian Research.
Ehud Houminer(b)(e)	61	1993	Professor and Executive-in-Residence at Columbia Business School, Columbia University, New York, NY. Also a director of Catavault.com, Tescom (USA) Testing Services, Inc. and Supersol Ltd. Mr. Houminer is also a director of various Dreyfus mutual funds.
James A. Lawrence(a)(e)	48	1999	Executive Vice President and Chief Financial Officer of General Mills, Inc. since October 1998, a consumer foods company; prior thereto, Executive Vice President and Chief Financial Officer of Northwest Airlines (1996-1998) and Chief Executive Officer of Pepsi-Cola Asia Middle East Africa Group (1992-1996). Director of Trans Technology Corporation and Intuitive Surgical, Inc.
Salvatore J. Nuzzo(b)(d)	70	1982	Chairman and Chief Executive Officer since May 1996 of Datron Inc., a manufacturer of aerospace and defense products; also Chairman of the Board since March 1994 of Marine Mechanical Corp., a manufacturer of defense products. Former Chairman of the Board of SL Industries, Inc., a manufacturer of industrial/ communications products (March 1988 to May 1998). Also a director of CIMA, Inc.
Ray M. Robinson(a)(c)	53	2000	President of AT&T Southern Region Business Services Division since July 2001; prior thereto President of AT&T Southern Region Consumer Services Division (January 1996 — July 2001). Former President and Chief Executive Officer of AT&T Tridom (1993-1996), a manufacturer of very small aperture terminals used in satellite data transmission. Also a director of National Services Industries, Citizens Trust Bank and Mirant Inc.
Frederic Salerno(b)(d)(e)	58	1993	Vice Chairman and Chief Financial Officer, Verizon Communications since July 2000 and from August 1997 — July 2000, Senior Executive Vice President & Chief Financial Officer/ Strategy & Business Development and a director. Previously Vice Chairman of NYNEX Corporation, a telecommunications company, from March 1991 to July 1997. Also a director of Bear Stearns & Co., Inc., Viacom, Inc. and Orion Power Holdings, Inc.

		Year First
		Elected a	Principal Occupations During Last Five Years;
Name	Age	Director	Other Directorships and Activities

Gary L. Tooker(a)(c)(d)	62	2000	Former Senior Advisor, Morgan Stanley Private Equity (June 1999 — July 2001); retired Chairman of the Board of Motorola, Inc. (1997-1999); prior thereto, Vice Chairman and Chief Executive Officer of Motorola, Inc. (1994-1996); director of Motorola (until May 2001). Also a director of Axcelis Technology and Eaton Corporation.
Roy Vallee(b)	49	1991	Chairman of the Board and Chief Executive Officer of Avnet since June 1998; prior thereto, Vice Chairman of the Board (November 1992 to June 1998) and President and Chief Operating Officer of Avnet (March 1992 to June 1998). Also a director of Teradyne, Inc.

(a)	Member of the Audit Committee.

(b)	Member of the Executive Committee.

(c)	Member of the Compensation Committee.

(d)	Member of the Corporate Governance Committee.

(e)	Member of the Finance Committee.

Compensation of Directors

      Directors of Avnet who are also officers or employees of Avnet (currently only Mr. Vallee) do not receive any special or additional remuneration for service on the Board of Directors or any of its committees. Each non-employee director who was elected for the first time prior to January 1997 receives an annual retainer fee of $29,000 for serving on the Board and each non-employee director elected for the first time in or after January 1997 (currently Ms. Biggins and Messrs. Clarkson, Lawrence, Robinson and Tooker) receives an annual retainer fee of $34,000 for serving on the Board. Each non-employee director is also paid $1,000 per meeting for each meeting of the Board attended by such director. Under the Outside Directors’ Stock Bonus Plan, non-employee directors are awarded shares equal to $20,000 of Avnet Common Stock upon their re-election each year. A non-employee director also receives stock options for 2,000 shares of Common Stock on the date of his or her election and options for shares equal to $20,000 upon his or her re-election to the Board of Directors. The options are exercisable at a price per share equal to the mean between the high and low sale prices per share on the date of grant and the option is exercisable with respect to 25% of the shares covered thereby after the expiration of one year and an additional 25% of the shares on each of the next three succeeding anniversary dates.

      Under the Avnet Deferred Compensation Plan for Outside Directors, all fees payable in cash, other than meeting fees, to a non-employee director of Avnet during a plan year for service as a member of the Board of Directors or any committees thereof, may be deferred in the form of cash or in Common Stock equivalent “Phantom Share Units” or “PSUs”. Fees deferred in the form of PSUs are translated monthly into PSUs by dividing the amount of fees deferred by the average market value of a share of Common Stock on the New York Stock Exchange for the five trading days ending on the date when the fees would otherwise have been paid. Compensation deferred as cash is credited at the end of each calendar month with interest at a rate corresponding to the rate of interest on U.S. Treasury 10-year notes on the first day of that calendar month. Compensation deferred under the Plan, and additional PSUs or interest credited thereon, will be payable to a director (i) upon cessation of membership on Avnet’s Board of Directors in ten annual installments or, at the director’s election (which must be made not less than 24 months prior to the date on which the director ceases to be a member of the Board), in annual installments not exceeding ten or in a single lump sum or (ii) upon a “change in control” of Avnet (as defined in the plan), in a single lump sum. PSUs are payable in Common Stock with cash payment made for fractional shares. In the event of the death of a director before receipt of all required payments, all remaining payments shall be made to the director’s designated beneficiary.

      In May 1996, the Board of Directors terminated the Retirement Plan for Outside Directors of Avnet, Inc. (the “Retirement Plan”) with respect to non-employee directors elected for the first time after May 21, 1996. Therefore, while members of the Board of Directors as of May 21, 1996 still accrue benefits under the Retirement Plan, Board members elected for the first time thereafter (currently Ms. Biggins and Messrs. Clarkson, Lawrence, Robinson and Tooker) are not eligible to participate in the Retirement Plan. The Retirement Plan provides retirement income for eligible directors who are not officers, employees or affiliates (except by reason of being a director) of Avnet (the “Outside Directors”). The Retirement Plan entitles any eligible Outside Director who has completed six years or more of active service to an annual cash retirement benefit equal to the annual retainer fee (including committee fees) during the Outside Director’s last year of active service, payable in equal monthly installments for a period of from two to ten years depending on length of service, with payments beginning on the date which is the later of such director’s 65th birthday or his or her retirement date. The Retirement Plan also provides for automatic retirement of Outside Directors at age 72 or, in the case of Outside Directors serving on the Board on the Retirement Plan’s effective date (July 1, 1992), age 75. The surviving spouse of any deceased Outside Director is entitled to 50% of any remaining unpaid retirement benefit.

The Board of Directors and its Committees

      Avnet’s Board of Directors held ten meetings during fiscal 2001. The Board of Directors has appointed the following committees to carry out particular responsibilities: an Audit Committee, a Compensation Committee, a Corporate Governance Committee, a Finance Committee and an Executive Committee.

      The Audit Committee is charged with assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the financial statements of the Company, the independence and performance of the Company’s internal and external auditors and compliance with the Company’s policies for conducting business. The Audit Committee is composed of directors who meet the independence requirements of the New York Stock Exchange listing standards. The Board has adopted a written charter for the Audit Committee, which is attached as Appendix A. See also the “Audit Committee Report” below. The Audit Committee met five times in fiscal 2001.

      The Compensation Committee administers Avnet’s stock option plans and Incentive Stock Program and is responsible for reviewing and approving the compensation of the Chief Executive Officer, the four next most highly paid executive officers and any other executives whose total cash compensation is greater than $500,000 per year. The Compensation Committee also oversees Avnet’s diversity and community relations programs. The Compensation Committee met six times in fiscal 2001.

      The Corporate Governance Committee is charged with considering, screening and recommending to the Board of Directors appropriate candidates for nomination to be elected and/or re-elected as directors of Avnet by the shareholders of Avnet or to be elected by the Board of Directors between shareholder meetings; and is responsible for the Chief Executive Officer and Board of Directors evaluation process. This Committee also oversees and makes recommendations with respect to corporate governance issues affecting the Board of Directors and Avnet. Additionally, the Chairman of the Corporate Governance Committee serves as the lead non-employee director of Avnet’s Board of Directors. The Corporate Governance Committee will consider director nominations only from persons solicited by the Committee. The Corporate Governance Committee met five times in fiscal 2001.

      The Finance Committee is responsible for evaluating the types of financing being used by Avnet and with making recommendations about future financing. The Finance Committee also oversees the administration of the Avnet Pension Plan and Trust and the Avnet 401(k) Plan and Trust. The Finance Committee met seven times in fiscal 2001.

      The Executive Committee is charged with the authority of the full Board and, between meetings of the Board, is authorized to exercise the powers of the Board in the management of the business affairs of Avnet to the extent permitted by law. The Executive Committee met two times in fiscal 2001.

      During fiscal 2001, each incumbent director attended at least 75% of the combined number of meetings of the Board and of the committees on which such director served.

Audit Committee Report

      The Audit Committee consists of four members of the Board of Directors, each of whom is independent as defined in the listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this Proxy Statement as Appendix A.

      The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the financial statements of the Company, the independence and performance of the Company’s internal and external auditors and compliance with the Company’s policies for conducting business.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 29, 2001 with the Company’s management. The Committee has discussed with Arthur Andersen LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee has discussed the independence of Arthur Andersen LLP with that firm.

      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2001 filed with the Securities and Exchange Commission.

Lawrence W. Clarkson, Chair	Ray M. Robinson
James A. Lawrence	Gary L. Tooker

Arthur Andersen LLP Fee Information

      Fees related to services performed by Arthur Andersen LLP in fiscal 2001 are as follows:

Audit Fees		$2,641,000
Financial Information Systems Design and Implementation Fees		0
All Other Fees
Audit related services	$946,000
Tax planning and compliance	3,509,000
Other miscellaneous consulting	102,000	4,557,000

TOTAL		$7,198,000

      Audit related services consist primarily of acquisition due diligence, review of SEC registration statements and internal audit assistance. Tax planning and compliance includes global tax planning and consulting, acquisition tax planning, state, local and property tax compliance and Value Added Tax compliance and consulting. The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Arthur Andersen LLP’s independence.

Beneficial Ownership of Common Stock by Management and Others

      The following table sets forth information with respect to the common stock of Avnet beneficially owned at August 31, 2001 by (a) the only persons that, to Avnet’s knowledge, were the beneficial owners of more than 5% of its outstanding common stock, (b) each director of Avnet, (c) each of the executive officers named in the Summary Compensation Table on page 12, and (d) all directors and executive officers of Avnet as a group. Except where specifically noted in the table, all the shares listed for a person or the group are directly held by such person or group members, with sole voting and dispositive power. The tables does not reflect undelivered awards of restricted stock under the Avnet Incentive Stock Program, which stock cannot be voted prior to delivery. Also, the table does not include PSUs held for the account of non-employee directors under the Deferred Compensation Plan for Outside Directors (see “Compensation of Directors” above).

	Amount and Nature of
	Beneficial Ownership	Percent of Class*

FMR Corp. et al.(1)	13,851,400	11.75%
82 Devonshire Street
Boston, Massachusetts 02109

AXA Financial, Inc. et al.(2)	12,883,299	10.93%
1290 Avenue of the Americas
New York, New York 10104

Mellon Financial Corporation et al.(3)	6,765,961	5.74%
One Mellon Center
Pittsburgh, Pennsylvania 15258

	Amount and Nature of
	Beneficial Ownership		Percent of Class*

Eleanor Baum	10,960
	1,500	(O)

	12,460

J. Veronica Biggins	2,820
	1,500	(O)

	4,320

Andrew Bryant	2,558
	56,750	(O)

	59,308

Steven Church	18,118
	2,108	(I)
	216,250	(O)

	236,476

Lawrence W. Clarkson	7,950
	1,500	(O)

	9,450

Anthony DeLuca	16,570
	128,250	(O)

	144,820

Brian Hilton	1,900
	166,250	(O)

	168,150

Ehud Houminer	8,360
	1,500	(O)

	9,860

James A. Lawrence	3,560
	1,500	(O)

	5,060

Salvatore J. Nuzzo	17,360
	1,500	(O)

	18,860

Ray M. Robinson	960
	500	(O)

	1,460

Frederic Salerno	16,360
	1,500	(O)

	17,860

Gary L. Tooker	10,960	(T,S)
	500	(O)

	11,460

Roy Vallee	7,571
	1,427,500	(O)
	75,094	(T,S)

	1,510,165		1.27%

	Amount and Nature of
	Beneficial Ownership		Percent of Class*

All directors and executive officers as a group (21 persons)	184,566
	86,054	(T,S)
	2,108	(I)
	2,553,800	(O)

	2,826,528		2.34%

*	Less than 1% for each person except as otherwise indicated.

(T)	Shares owned by trusts, custodianships and other entities as to which the person has the power to direct voting and dispositions.

(S)	Shares as to which the person shares voting and/or dispositive power with others.

(O)	Shares issuable upon exercise of stock options currently exercisable or first becoming exercisable on or prior to 60 days after August 31, 2001.

(I)	Shares held by spouse as to which the person disclaims beneficial ownership.

(1)	The information as to the beneficial ownership of Avnet common stock by FMR Corp., certain of its wholly-owned subsidiaries and affiliated investment companies, its Chairman, Edward C. Johnson 3d, and Abigail P. Johnson, a director of FMR Corp., was obtained from their joint statement on Schedule 13G filed on April 10, 2001 with the Securities and Exchange Commission. Such statement discloses that as of March 31, 2001, such group was the beneficial owner of 13,852,400 shares of Avnet common stock as follows: (a) Mr. Johnson, FMR Corp. (through its wholly-owned subsidiary Fidelity Management & Research Company (“Fidelity”)), and certain investment companies for which Fidelity acts as advisor (“Fidelity Funds”) together have sole dispositive power but no voting power with respect to an aggregate of 12,989,300 shares of Avnet common stock held by a number of Fidelity Funds, which shares are voted by Fidelity in accordance with written guidelines established by the boards of trustees of the several Fidelity Funds, (b) Mr. Johnson, FMR Corp. and Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., have sole voting power with respect to 723,900 shares of Avnet common stock and sole dispositive power with respect to 751,200 shares of Avnet common stock owned by institutional investment accounts at Fidelity Management Trust Company, and (c) Fidelity International Limited, an investment advisor to various investment companies and institutional investors, has sole voting and dispositive power with respect to 110,000 shares of Avnet common stock.

(2)	The information as to the beneficial ownership of Avnet common stock by a group consisting of AXA Financial, Inc. and its affiliated entities was obtained from the group’s amended statement on Schedule 13G filed on February 12, 2001, with the Securities and Exchange Commission. Such statement discloses that as of December 31, 2000, (a) Alliance Capital Management L.P., a subsidiary of AXA Financial, Inc. and an investment adviser registered under the Investment Advisers Act of 1940, had sole voting power with respect to 7,724,341 shares of Avnet common stock, shared voting power with respect to 1,014,986 shares of Avnet common stock, and sole dispositive power with respect to 12,825,999 shares of common stock, and that all such shares were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts, and (b) other members of the group had sole voting power with respect to an aggregate of 33,700 shares of Avnet common stock, sole dispositive power with respect to an aggregate of 23,600 of Avnet common stock, and shared dispositive power with respect to an aggregate of 33,700 shares of Avnet common stock.

(3)	The information as to the beneficial ownership of Avnet common stock by a group consisting of Mellon Financial Corporation and its direct and indirect subsidiaries was obtained from the group’s Statement on Schedule 13G filed on January 19, 2001, with the Securities and Exchange Commission. Such statement discloses that as of December 31, 2000, the group had sole voting power with respect to an aggregate of 5,668,381 shares of Avnet common stock, shared voting power with respect to an aggregate of 287,900 shares of Avnet common stock, sole dispositive power with respect to an aggregate of 6,630,873 shares of Avnet common stock, and shared dispositive power with respect to an aggregate of 77,418 shares of Avnet common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Avnet’s directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Exchange concerning their ownership of and transactions in Avnet Common Stock and are also required to provide Avnet with copies of such reports. Based solely on such reports and related information furnished to Avnet, Avnet believes that in fiscal 2001 all such filing requirements were complied with in a timely manner by all directors and executive officers.

Compensation of Avnet Management

      The following table sets forth information concerning the total compensation during Avnet’s last three fiscal years of its Chief Executive Officer and its four other executive officers who had the highest individual aggregates of salary and bonus during Avnet’s fiscal year ended June 29, 2001 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation Awards

		Annual Compensation			Restricted	Securities
	Fiscal				Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus		Awards(1)	Options(#)	Compensation(2)

Roy Vallee	2001	$750,000	$640,000	(3)	$210,012	210,000	$2,458
Chairman of the Board and	2000	750,000	515,000		128,250	300,000	2,087
Chief Executive Officer	1999	750,000	182,000		99,325	500,000	1,429
Andrew Bryant	2001	315,000	380,571		24,974	15,000	988
Senior Vice President	2000	300,000	165,762		23,946	20,000	608
	1999	210,000	147,276		20,306	20,000	428
Steven Church	2001	525,000	370,743		79,464	35,000	1,932
Senior Vice President	2000	500,000	568,987		47,025	45,000	2,184
	1999	440,000	259,503		43,500	100,000	1,200
Anthony DeLuca	2001	400,000	204,000		56,760	19,000	1,290
Senior Vice President	2000	400,000	260,460		35,397	27,000	1,326
	1999	360,000	125,077		30,015	60,000	918
Brian Hilton	2001	450,000	255,987		56,760	135,000	2,310
Senior Vice President	2000	400,000	346,801		34,200	45,000	2,475
	1999	350,000	190,000		14,500	100,000	1,659

(1)	The dollar values of the restricted stock awards shown in this table are based on the closing price of a share of Common Stock on the date on which the restricted stock awards were made. The number of shares of restricted stock awarded to each Named Executive Officer during fiscal year 2001 was as follows: Mr. Vallee — 7,400 shares; Mr. Bryant — 880 shares; Mr. Church — 2,800 shares; Mr. DeLuca — 2,000 shares; and Mr. Hilton — 2,000 shares. These restricted shares vested and will vest in four equal installments in January 2001, 2002, 2003 and 2004. A holder of undelivered restricted stock awards may not vote the shares and is not entitled to receive dividends paid on, or any other rights of a shareholder with respect to, the Common Stock underlying such awards. The aggregate number of shares of allocated but undelivered restricted stock at Avnet’s 2001 fiscal year-end (June 29, 2001) and the value of such shares (based on the closing price of a share of Common Stock on that date) are as follows: Mr. Vallee — 9,920 shares ($222,406); Mr. Bryant — 1,500 shares ($33,630); Mr. Church — 3,800 shares ($85,196); Mr. DeLuca — 2,742 shares ($61,476); and Mr. Hilton — 2,500 shares ($56,050).

(2)	Consists of imputed income related to life insurance benefits provided by Avnet to the Named Executive Officers under the executive life insurance program described on page 14.

(3)	See discussion of bonus payments in “Compensation Committee Report on Executive Compensation” on pages 16 – 19.

Options

      The following table sets forth information concerning grants of stock options during Avnet’s fiscal year ended June 29, 2001 to each of the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value
						at Assumed Annual Rates
	Number of	% of Total	Exercise	Market		of Stock Appreciation for
	Securities	Options Granted	Price	Price		Option Term
	Underlying	to Employees in	per	On Date	Expiration
Name	Options Granted(1)	Fiscal Year	Share	of Grant	Date	5%	10%

Roy Vallee	210,000	15.3%	$28.75	$28.75	9/28/2010	$3,797,640	$9,623,880
Andrew Bryant	15,000	1.1%	28.75	28.75	9/28/2010	271,260	687,420
Steven Church	35,000	2.5%	28.75	28.75	9/28/2010	632,940	1,603,980
Anthony DeLuca	19,000	1.4%	28.75	28.75	9/28/2010	343,596	870,732
Brian Hilton	35,000	2.5%	28.75	28.75	9/28/2010	632,940	1,603,980
	100,000	7.3%	26.25	26.25	5/24/2011	1,651,100	4,184,300

(1)	All of the options granted become exercisable in four equal cumulative installments on each of the first through fourth anniversary dates of the date of grant.

      The following table sets forth information concerning exercises of stock options during fiscal 2001 by each of the Named Executive Officers and the number and value of options held by each of them at fiscal year end (June 29, 2001):

AGGREGATED OPTION EXERCISES IN LAST FISCAL

YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options
	Acquired on		Fiscal Year End		at Fiscal Year-End(2)
	Exercise	Value
Name	(#)	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Roy Vallee	—	—	1,125,000	735,000	$3,573,250	$1,232,750
Andrew Bryant	—	—	40,500	42,500	46,550	53,450
Steven Church	—	—	161,250	128,750	223,263	238,788
Anthony DeLuca	—	—	94,250	76,750	69,308	143,273
Brian Hilton	—	—	106,250	233,750	223,263	238,788

(1)	Value realized is the aggregate market value on the date of exercise of the shares acquired less the aggregate exercise price paid for such shares.

(2)	Value of unexercised options is the difference between the aggregate market value of the underlying shares (based on the average of the high and low prices on June 29, 2001, of $22.19 per share) and the aggregate exercise price for such shares.

Retirement Benefits and Insurance

      The Avnet Pension Plan (the “Pension Plan”) is a defined benefit plan which covers most United States employees of Avnet, including each of the Named Executive Officers. The Pension Plan is a type of defined benefit plan commonly referred to as a cash balance plan. A participant’s benefit under the Pension Plan is based, in general, on the value of the participant’s cash balance account, which is used for record keeping purposes and does not represent any assets of the Pension Plan segregated on behalf of a participant. A participant’s cash balance account equals the actuarial present value of his or her accrued benefit under the Pension Plan. The accumulated benefit in a participant’s cash balance account is approximately equal to the actuarial present value (using certain actuarial assumptions under the Pension Plan) of a deferred annuity benefit payable at age 65 determined by aggregating 2% of a participant’s annual earnings for each year of employment during which an employee was a participant in the Pension Plan. In general, the Pension Plan defines annual earnings as a participant’s base salary, commissions, royalties, annual cash incentive compensation and amounts deferred pursuant to plans described in section 125 or 401(k) of the Internal Revenue Code of 1986, as amended. No benefit is accrued under the Pension Plan for annual earnings exceeding $100,000 in any plan year. There is no offset under the Pension Plan for Social Security or other benefits. The Pension Plan offers participants distributions in the form of various monthly annuity payments. However, in lieu of an annuity form of distribution, a participant who has attained age 65 may elect to receive a cash lump sum distribution equal to the actuarial present value of the participant’s accrued benefit under the Pension Plan at age 65. In certain situations, the lump sum distribution option is also available to a participant who has terminated employment with Avnet and has not yet attained age 65.

      The following table sets forth estimated annual retirement benefits payable under the Pension Plan for each of the executive officers of Avnet named in the Summary Compensation Table, assuming that (i) each such executive officer retires at age 65, (ii) current pensionable remuneration for each such executive officer remains unchanged until retirement, (iii) benefits under the Pension Plan are not altered prior to retirement and (iv) all actuarial costs and expenses of the Pension Plan are paid by the Pension Plan:

Estimated Annual
Named Executive Officers	Retirement Benefit

Roy Vallee	$77,338
Andrew Bryant	66,436
Steven Church	46,030
Anthony DeLuca	66,128
Brian Hilton	18,019

Mr. DeLuca will not necessarily receive the full benefit described above because his employment will end on October 31, 2001. See “Employment Agreements” on pages 15-16.

      In addition, Avnet pays the premiums in respect of an executive life insurance program which provides for: (1) payment of a death benefit to the designated beneficiary of each participating officer in an amount equal to twice the yearly earnings (including salary and cash incentive compensation) of such officer; (2) payment to Avnet, upon the death of a participating officer, of the amount by which the benefit payable by the insurer under the particular policy exceeds the death benefit payable to such officer’s beneficiary; (3) a right to receive from Avnet a supplemental retirement benefit (if the officer has satisfied certain age and service requirements) payable annually (or in a lump sum under certain circumstances) to such officer or his or her beneficiary for ten years in an amount not to exceed 36% of the officer’s eligible compensation; and (4) payment to Avnet upon the death of an officer who is receiving or has received supplemental retirement benefits of the full amount payable by the insurer under the particular policy. For purposes of clause (3) in the preceding sentence, the eligible compensation of the executive officers named in the Summary Compensation Table is currently as follows: Mr. Vallee — $1,345,000; Mr. Bryant — $580,667; Mr. Church — $982,365; Mr. DeLuca — $632,230; and Mr. Hilton — $726,394.

      As permitted by Section 726 of the Business Corporation Law of New York, Avnet has in force directors’ and officers’ liability insurance and corporate reimbursement insurance, written by National Union Insurance Company, CNA, Federal Insurance Company (a Chubb Company), and

Gulf Insurance Company, for the three year period which commenced on August 1, 2000 at a total cost of $1,174,775. The policy insures Avnet against losses from claims against its directors and officers when they are entitled to indemnification by Avnet, and insures Avnet’s directors and officers against certain losses from claims against them in their official capacities. All duly elected directors and officers of Avnet are covered under this insurance.

Employment Agreements

      Roy Vallee, Chairman of the Board and Chief Executive Officer, has an employment agreement with Avnet under which he receives an annual base salary of $750,000. He is also entitled to receive a first incentive bonus equal to: (i) $4,000 for each one-half cent by which Avnet’s net earnings per share (before unusual and/or infrequent items) on a diluted basis for that year exceed $1.50 and are less than or equal to $2.00; (ii) $5,000 for each one-half cent by which Avnet’s net earnings per share (before unusual and/or infrequent items) on a diluted basis for that year exceed $2.00 and are less than or equal to $2.50; and (iii) $7,000 for each one-half cent by which Avnet’s net earnings per share (before unusual and/or infrequent items) on a diluted basis for that year exceed $2.50. Under the Amended Employment Agreement, Mr. Vallee also receives a second incentive bonus of $10,000 for each one-tenth of a percent by which Avnet’s return on capital exceeds 8%. The foregoing incentive compensation was previously approved by shareholders for fiscal years 1999 through 2003. Mr. Vallee’s employment agreement terminates June 27, 2003.

      Mr. Vallee’s employment agreement also provides for a lump sum payment equal to 2.99 times Mr. Vallee’s base and incentive compensation, acceleration of unvested stock options and undelivered stock incentive shares and continuation of benefits if Mr. Vallee’s employment is terminated without cause or by constructive termination within 24 months following a change of control. For this purpose, a constructive termination includes a material diminution in Mr. Vallee’s responsibilities, relocation of his office more than fifty miles without his consent, a material reduction in his compensation and benefits or his ceasing to serve on the Board of Directors of Avnet. A change of control is defined as including the acquisition of voting or dispositive power with respect to 50% or more of the outstanding shares of Common Stock other than an acquisition approved by the Board of Directors prior to the effective date of such an acquisition, a change in the individuals serving on the Board of Directors so that those serving on the effective date of Mr. Vallee’s Amended Employment Agreement (September 20, 2000) and those persons appointed by such individuals to the Board no longer constitute a majority of the Board, or the approval by shareholders of a liquidation, dissolution or sale of substantially all of the assets of Avnet.

      If Mr. Vallee becomes permanently and totally disabled on or prior to June 27, 2003, he will be paid by Avnet through the earlier of the date of cessation of such disability or his death an annual disability benefit of $300,000. The Amended Employment Agreement also provides that, except in the event of a change of control, Avnet has the option to retain Mr. Vallee as a consultant for up to twenty-four consecutive months immediately following termination of Mr. Vallee’s employment agreement or his employment with Avnet, during which time he will be compensated at an annual rate equal to the highest aggregate of base salary and incentive bonus compensation earned by him in any one fiscal year during the three year period prior to the commencement of the consultancy. Mr. Vallee has the right to terminate his full-time employment if a majority of the Board of Directors of Avnet shall be elected by any single person or entity which owns or controls voting rights to a majority of Avnet’s then outstanding stock. Additionally, if Avnet notifies Mr. Vallee that it does not intend to renew Mr. Vallee’s employment agreement, and if Avnet fails to engage Mr. Vallee for at least twelve months as a consultant, then Mr. Vallee may elect to be engaged as a consultant for such twelve month period at the rate of compensation described above.

      Andrew Bryant, Steven Church and Brian Hilton, all Senior Vice Presidents of Avnet, entered into employment agreements with the Company effective April 1, 2000, January 1, 2001 and January 1, 2001, respectively. The employment agreements are terminable by either Messrs. Bryant, Church and Hilton or Avnet upon one year’s prior written notice to the other. The amount of compensation to be paid to Messrs. Bryant, Church and Hilton is not fixed and is to be agreed upon by Messrs. Bryant, Church and Hilton and Avnet from time to time. In the event Mr. Bryant’s, Mr. Church’s or Mr. Hilton’s employment is terminated with one year’s notice and they and Avnet shall have failed to agree upon the compensation to be paid during all or any portion of the one year notice period prior to termination, their compensation formula during the notice period will remain the same as was most recently agreed upon.

      Messrs. Bryant, Church and Hilton have entered into change of control agreements with Avnet, which provide that if within 24 months following a change of control, the Company or its successor terminates Messrs. Bryant’s, Church’s or Hilton’s employment without cause or by constructive termination, Messrs. Bryant, Church or Hilton will be paid, in a lump sum payment, an amount equal to 2.99 times the sum of (i) his annual salary for the year in which such termination occurs and (ii) the average of his incentive compensation for the highest two of the last five full fiscal years. In addition, all unvested stock options shall accelerate and vest in accordance with early vesting provisions under the applicable stock option plans and all incentive stock program shares allocated but not yet delivered will be accelerated so as to be immediately deliverable. A change of control is defined as including the acquisition of voting or dispositive power with respect to 50% or more of the outstanding shares of Common Stock other than an acquisition approved by the Board of Directors prior to the effective date of such an acquisition, a change in the individuals serving on the Board of Directors so that those serving on the effective date of the Change of Control Agreement, and those persons appointed by such individuals to the Board, no longer constitute a majority of the Board, or the approval by shareholders of a liquidation, dissolution or sale of substantially all of the assets of Avnet. Avnet has entered into substantially similar agreements with all executive officers of the Company.

      Mr. Anthony DeLuca, a senior vice president of Avnet, resigned as an officer of Avnet effective August 10, 2001 and will remain as an employee through October 31, 2001. Through an agreement with the Company, Mr. DeLuca will be paid approximately $100,000, which includes a cash payment in lieu of previously awarded but unissued shares of Common Stock under the Incentive Stock Program. Mr. DeLuca will then serve as a consultant to Avnet pursuant to an agreement that expires on October 31, 2003 and provides for consulting fees of approximately $515,000 in the first year and, subject to certain contingencies, lesser amounts thereafter. Mr. DeLuca has agreed to refrain from providing any services to or significantly investing in certain direct competitors of Avnet through October 31, 2002 or, subject to certain contingencies, through October 31, 2003.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors is responsible for reviewing and approving the compensation of the Chief Executive Officer, the four next most highly paid executive officers and other executives whose total cash compensation (base salary and incentive cash compensation) is greater than $500,000 per year. In addition, the Compensation Committee also sets the policy for, administers and determines all allocations and awards under, Avnet’s long-term compensation plans. All eligible Avnet employees, including executive officers, may participate in Avnet’s long-term compensation plans, which includes all stock option plans. All members of the Compensation Committee are non-employee directors unaffiliated with management.

      Executive compensation consists of three components — base salary, annual incentive cash compensation (bonus) and long-term incentive compensation.

Base Salary

      The base salary of each of the Company’s executive officers earning $500,000 or less per year is set annually by such officer’s immediate supervisor with the approval of the Chief Executive Officer. The base salaries of the Chief Executive Officer, the four other most highly compensated executive officers and other executives earning greater than $500,000 are determined by the Compensation Committee. Base salaries are influenced by a variety of objective and subjective factors. Particular consideration is given to the range of compensation levels for officers of other companies in the electronic distribution industry including, but not limited to, the peer group used in the performance graph appearing on page 20, as well as officers of other companies of similar size to Avnet in a broader range of businesses. There is no precise formula used to set base salary levels, which may fall above or below average compensation levels of comparable companies depending upon the management and leadership abilities, level of responsibility, experience and performance of a particular executive.

Annual Incentive Compensation

      In addition to base salary, most executive officers receive annual incentive cash compensation. For most executive officers other than Mr. Vallee, annual incentive compensation for fiscal 2001 was based on the annual net income before tax (“NIBT”) objectives of the business units for which such executives are responsible. For each such executive, an annual target incentive compensation amount for fiscal 2001 was set in advance. A numerical factor (“Multiplier”) was determined by dividing the executive’s annual incentive compensation target by the target NIBT of the applicable business unit. The unit’s actual NIBT was also then multiplied by the Multiplier to yield the executive’s incentive compensation. Some executives also had a modifier to the target incentive based upon formulas which take into consideration factors similar to Avnet’s return on capital. Some executives’ annual target incentive compensation also includes, either as an additional component or as the sole component, a fixed sum payable upon his or her achievement of one or more goals stated as Management By Objectives, or MBOs, set annually for each such executive.

Long-term Incentive Compensation

      Long-term incentive compensation awards are generally based on an executive’s performance in a particular fiscal period. The Committee awards long-term incentive compensation pursuant to five shareholder-approved incentive compensation plans: the Avnet Incentive Stock Program, the 1996 Incentive Stock Option Plan, which is an incentive stock option plan, the 1995 and 1997 Stock Option Plans, which are both non-qualified stock option plans, and the 1999 Stock Option Plan, pursuant to which either incentive stock options or non-qualified stock options may be issued.

      The Avnet Incentive Stock Program (the “Program”) provides for annual allocations of restricted shares of the Company’s Common Stock to employees of the Company, including executive officers, selected by the Committee. The Committee makes allocations under the Program, usually in September of each year, in recognition of operating results achieved by the Company as a whole or by particular operating groups or business units in the immediate past fiscal year. Awards made in fiscal 2001 to the twelve executive officers other than Mr. Vallee totaled 15,880 shares and ranged from 440 to 2,800 shares. Restricted shares allocated under the Program vest in four equal annual installments, contingent upon continued employment (except in the case of death or retirement of the employee) and subject to acceleration in certain instances in the discretion of the Committee. The Program sets no limits on the number of shares which may be allocated to any single employee, but it is the Committee’s policy that allocations to officers of Avnet as a group will not exceed 50% percent of the total number of shares available for award under the Program. The Program also provides that executives to whose applicable remuneration section 162(m) of the Internal Revenue Code of 1986 as amended (“Section 162(m)”) is likely to apply (i) must achieve performance goals fixed in advance by the Committee in order to qualify for an award under the Program and (ii) may not be awarded more than 20,000 shares with respect to any fiscal year.

      The Committee periodically grants options under Avnet’s stock option plans to executive officers and other employees in consideration of their potential to contribute to the long-term success of the Company and to align their interest with that of the Company’s shareholders. The Committee makes awards of stock options from time to time in its discretion based on its evaluation of accomplishments achieved by an executive or other employee. The Committee may grant options under the Company’s incentive stock option plans, which mandate that grants be made at or above the fair market value of the Company’s stock at the date of grant, or under the Company’s non-qualified stock option plans, which permit the Committee to grant options having exercise prices discounted by as much as 15% from the fair market value of the Company’s Common Stock as of the grant dates. The number of shares subject to options held by an executive may be taken into account when the Committee considers a new award to such executive. It was the Committee’s policy in fiscal 2001 not to grant to executive officers options having exercise prices at less than fair market value of the Common Stock as of the date of grant. Stock option grants to the twelve executive officers other than Mr. Vallee totaled 336,000 shares in fiscal 2001, ranging from options for 3,500 shares to 135,000 shares.

Change in Control Agreements

      Beginning in fiscal 2000 and into fiscal 2001, the Committee researched the use of change of control agreements by other major publicly held companies and considered whether these types of provisions were appropriate for senior management of the Company. Upon review, the Committee determined that to encourage senior executives to focus on creating long-term shareholder value, by assuring them reasonable financial protection upon a change of control and subsequent termination, or constructive termination, of their employment with the Company, appropriate change of control agreements should be put in place with senior executives. These agreements were completed during the year and the terms and conditions are discussed under “Employment Agreements” on pages 15-16.

Chief Executive Officer’s Compensation

      In fiscal year 2001, the compensation paid to the Company’s Chief Executive Officer, Roy Vallee, was determined by the Amended Employment Agreement, the terms of which are described in detail on page 15. Mr. Vallee received in fiscal 2001 an annual base salary of $750,000 and earned incentive compensation of $640,000 based upon the Company’s achievement of diluted earnings per share of $2.24 (before unusual and/or infrequent items, excluding the results of Kent Electronics which was acquired in June 2001 and before the amount accrued in fiscal 2001 for Mr. Vallee’s incentive compensation). However, the Company pays Mr. Vallee’s incentive compensation on a quarterly basis, as an estimate of the annual bonus earned, which is calculated using the incentive formula in the agreement based on actual quarterly results. This policy of paying incentive quarterly against the actual bonus earned has been a fair estimate in the past because Company performance generally improves from the first quarter through the fourth. Unfortunately, because the Company’s operating results for the first quarter of fiscal 2001 were significantly better than the third and fourth,

Mr. Vallee was actually paid $1,180,500 in incentive compensation, rather than the $640,000 earned. As a result, the Committee determined that the overpayment of $540,500 should be considered a no-interest loan from the Company to Mr. Vallee, and all future incentive compensation earned by Mr. Vallee will be offset against the overpayment until the loan is fully paid.

      Additionally, in fiscal 2001, Mr. Vallee was allocated 7,400 shares of restricted stock under the Program, which allocation vested and will vest in four equal installments in January 2001, 2002, 2003 and 2004, subject to the provisions of the Program. In determining the number of shares of restricted stock to be awarded to Mr. Vallee, the Committee considered a variety of factors, including the overall performance and profitability of the Company and the Company’s continued growth, expansion and successful acquisition program. Mr. Vallee was also granted options to purchase 210,000 shares of Common Stock on September 29, 2000 at an option price of $28.75 per share, which was the fair market value of a share of Common Stock on the date of grant. The options are exercisable in four equal annual installments, with the first exercise date commencing after the expiration of one year from the date of grant. The primary factors considered by the Committee in awarding this grant included Mr. Vallee’s leadership in connection with the Company’s rapid growth and acquisition program. No relative weights were given to the foregoing factors considered by the Committee in making these awards to Mr. Vallee.

Deductibility of Executive Compensation

      As a matter of policy, the Company has determined not to enter into any compensation arrangement with any of its executive officers which it reasonably believes would fail at such time to qualify for full deductibility under Section 162(m).

J. Veronica Biggins, Chair	Ray M. Robinson
Eleanor Baum	Gary L. Tooker

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

      The following graph compares the annual change in the cumulative total return on Avnet’s Common Stock during its last five fiscal years with the annual change in the cumulative total return of the Standard and Poor’s Composite-500 Stock Index and a group consisting of Avnet’s peer companies in the electronics distribution industry. The companies comprising the peer group are Arrow Electronics, Inc. and Pioneer-Standard Electronics, Inc. The graph assumes $100 was invested on June 28, 1996, in Avnet Common Stock, the S&P 500 and the peer group, and that all dividends were reinvested. The returns of each company in the peer group were weighted according to their respective stock market capitalization at the beginning of the period of each reported data point.

Cumulative Total Return

	6/28/96	6/27/97	6/26/98	7/2/99	6/30/00	6/29/01

Avnet, Inc.	100.00	143.36	132.29	115.46	146.95	112.56

S & P 500	100.00	134.70	175.33	215.22	230.83	196.59

Peer Group	100.00	120.88	98.37	88.98	139.22	110.81

PROPOSAL 2

PROPOSAL TO APPROVE AN INCREASE OF SHARES RESERVED FOR SALE

UNDER THE AVNET EMPLOYEE STOCK PURCHASE PLAN

      One of the purposes of the Annual Meeting is to consider and take action with respect to increasing the number of shares of Common Stock reserved for sale under the Avnet Employee Stock Purchase Plan (the “Stock Purchase Plan” or the “Plan”).

      The stockholders initially approved the Plan at the Company’s 1995 Annual Meeting. On November 23, 1998, the stockholders approved an amendment to the Plan to authorize the issuance and delivery of an increase in the number of shares from 500,000 to 1,000,000. As a result of the stock split in September 2000, the number of shares available under the Plan was adjusted to 2,000,000 shares, pursuant to the terms of the Plan. Under the current proposal, the Board of Directors is requesting shareholder approval, as required by Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”), for an increase of 1,000,000 shares, for a total of 3,000,000 shares available under the Plan.

      The Board of Directors believes that the Stock Purchase Plan has advanced, and will continue to advance, the interests of Avnet and its shareholders by providing employees of Avnet and its designated subsidiaries with an opportunity to acquire an ownership interest in Avnet through the purchase of shares of its Common Stock on favorable terms through payroll deductions, thereby assisting in attracting high caliber personnel to Avnet and in retaining and motivating its employees.

Material Features of the Stock Purchase Plan

        1.  The Plan currently has an authorized reserve of 2,000,000 shares. As of September 21, 2001, approximately 1,963,560 shares had been sold under the Plan. Approval of this proposal would increase the total number of Common Stock reserved for sale under the Plan to 3,000,000 shares. Shares sold under the Plan may be authorized but unissued shares of Common Stock, shares held in treasury or shares of Common Stock purchased by Avnet.

        2.  Subject to the limitations imposed by Section 423, any employee of Avnet and certain of its subsidiaries, as designated by the Committee administering the Plan, who has attained the eligibility requirements of the Plan, is eligible to participate in the Plan after three months of continuous employment. It is estimated that there are currently about 12,000 employees who are eligible to participate in the Stock Purchase Plan.

        3.  Options to purchase shares of Common Stock are offered to each eligible employee who elects to participate in the Stock Purchase Plan (a “Participant”) in a continuous monthly series of offerings (each, an “Offering”), each beginning on the first business day of a month (the “Offering Date”) and terminating on the last business day of that month (the “Termination Date”). On each Offering Date, each Participant is granted an option (an “Option”) to purchase as many shares of Common Stock, including fractional shares (up to a maximum of 1,000 shares), as can be purchased with the payroll deductions credited to the Participant’s account during the Offering.

        4.  An eligible employee may become a Participant by completing a participation form authorizing payroll deductions and filing it with Avnet at least 15 days before the Offering Date of the first Offering in which such eligible employee wishes to participate. All payroll deductions authorized by a participant are credited to a record keeping account established under the Plan for the Participant. Payroll deductions for a Participant will begin with the first pay date following the applicable Offering Date and will continue until the Plan is terminated or the Participant terminates participation as described below.

        5.  No Participant is permitted to purchase shares of Common Stock under the Stock Purchase Plan or any other Section 423 employee stock purchase plans which Avnet or any of its subsidiaries may adopt in the future, to the extent that such shares have an aggregate “Fair Market Value” (determined for each share on its Offering Date) in excess of $25,000 in any calendar year. The Fair Market Value of the Common Stock on any date is the closing price of Common Stock for New York Stock Exchange composite transactions on such date. No Participant will be granted an Option under the Plan if immediately after the grant, the Participant would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company. Additionally, each Participant’s payroll deduction may not exceed $21,250 per calendar year.

        6.  The purchase price of the shares under each Option is the lesser of (i) 85% of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) 85% of the Fair Market Value of a share of Common Stock on the Termination Date.

        7.  A Participant may terminate participation in the Plan and withdraw all of the payroll deductions then credited to his or her account under the Plan at any time prior to the end of the Termination Date of any Offering. Upon termination or notice of termination of a Participant’s employment for any reason, any payroll deductions authorized by the Participant will cease immediately and any payroll deductions that were previously accumulated in the Participant’s account will be applied toward the exercise of the Option then outstanding unless the Participant terminates participation in the Plan as provided above.

        8.  Neither payroll deductions credited to a Participant’s account nor any rights in relation to the exercise of an Option or the receipt of shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of except that, in the event of the death of a Participant while cash or Common Stock is held for his or her account under then Plan, such shares of Common Stock and/ or cash will be delivered to the Participant’s executor or administrator, or if no such executor or administrator has been appointed, Avnet, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependants or relatives of the Participant, or if no such spouse, dependant or relative is known to Avnet, then to such other person as Avnet may designate.

        9.  If any Option under the Plan is exercised after any Common Stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of Common Stock or the like impacting the number of shares of Common Stock owned by Company stockholders, the Company will appropriately adjust the Option Price and the number of shares of Common Stock which may be purchased. Similarly, the number of shares subject to the Plan will be adjusted appropriately in the case of a Common Stock dividend, recapitalization or comparable event as described above.

      10.  The Plan is currently administered by a Committee appointed by the Board of Directors. The Committee has full power to administer the Plan, including the power to (i) adopt and apply such rules and regulations as the Committee deems necessary or proper for the administration of the Plan, (ii) limit the amount of payroll deductions, and (iii) interpret the Plan and decide all questions concerning the Plan. The Committee may at any time amend the Plan to the extent it deems necessary or appropriate in light of, and consistent with, Section 423; provided that any amendment that either changes the composition, functions or duties of the Committee or modifies the terms and conditions pursuant to which Options are granted under the Stock Purchase Plan must be approved by the Board.

      11.  The Board of Directors may amend any and all such provisions of the Stock Purchase Plan except that no amendment adopted by either the Committee or the Board shall be effective, without approval of the shareholders of the Company, if such approval is then required by Rule 16b-3 under the Securities Exchange Act of 1934 or by Section 423. The Board may terminate the Plan or the granting of Options under the Plan at any time except that the Board cannot modify, cancel or amend any outstanding Option granted before such termination unless the affected Participant consents in writing.

Federal Income Tax Consequences of the Stock Purchase Plan

      The Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423. If the Plan so qualifies, the amount withheld from a Participant’s compensation under the Plan will constitute ordinary income for federal income tax purposes in the year in which such amounts would otherwise have been paid to the Participant. However, a Participant will generally not recognize any income for federal income tax purposes either on the grant of an Option or upon the issuance of any shares of Common Stock under the Stock Purchase Plan.

      The federal income tax consequences of a disposition of shares of Common Stock acquired under the Plan depend on how long a Participant holds the shares. If a Participant disposes of shares acquired under the Stock Purchase Plan (other than a transfer by reason of death) within a period of two years from the Offering Date of the Offering in which the shares were acquired, an amount (not less than zero) equal to the fair market value of each share on the Termination Date minus the Option Price will be treated as ordinary income for federal income tax purposes in the taxable year in which the disposition takes place. The amount realized upon such disposition of a share minus the Option Price (adjusted to reflect any ordinary income incurred as described in the proceeding sentence) will constitute long-term capital gain or loss if the disposition occurs more than one year after the Termination Date and short-term capital gain or loss if the disposition occurs one year or less after the Termination Date.

      If a Participant disposes of any shares acquired under the Stock Purchase Plan more than two years after the Offering Date of the Offering in which such shares were acquired (or if no disposition has occurred by the time of the Participant’s death), an amount (not less than zero) equal to the lesser of (a) the fair market value of the shares at the time of disposition (or death) minus the Option Price, or (b) the fair market value of the shares on the Offering Date of the Offering in which the shares were acquired minus the Option Price will be recognized as ordinary income. The amount realized upon such disposition of a share minus the Option Price (adjusted to reflect any ordinary income incurred as described in the preceding sentence) will constitute long-term capital gain or loss. With respect to a transfer of such shares upon death, any remaining gain or loss will not be recognized. However, a subsequent sale or exchange of such shares by a Participant’s estate or the person receiving such shares by reason of the Participant’s death may result in capital gain or loss.

      No income tax deduction ordinarily is allowed to Avnet with respect to the grant of any Option, the issuance of any shares of Common Stock under the Stock Purchase Plan or the disposition of any shares acquired under the Stock Purchase Plan and held for two years. However, if a Participant disposes of shares purchased under the Stock Purchase Plan within two years after the Offering Date of the Offering in which the shares were acquired, Avnet may receive an income tax deduction in the year of such disposition in an amount equal to the amount constituting ordinary income to the Participant.

Vote Required for Approval

      The affirmative vote of a majority of the votes duly cast at the Annual Meeting on this proposal is required for the adoption of the proposed amendment to the Stock Purchase Plan, provided that the total vote cast on this proposal represents over 50% in interest of all the shares entitled to vote. Thus, a shareholder who does not vote at the Annual Meeting will not affect the outcome of the vote so long as at least 50% of the outstanding shares of Common Stock are voted on this proposal. An abstention will count as a negative “vote cast.” Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the Annual Meeting, provided that this Proxy Statement is transmitted to the beneficial owners at least 15 days before the Annual Meeting.

Copies of the Stock Purchase Plan

      We will furnish a copy of the amended Plan to any shareholder upon written request made to the Corporate Secretary of Avnet at the address shown on the first page of this Proxy Statement, or by telephoning the Corporate Secretary at (602) 643-2000.

      The Board of Directors recommends a vote FOR the approval of the amendment to the Avnet Employee Stock Purchase Plan.

PROPOSAL 3

RATIFICATION OF ACCOUNTANTS

      One of the purposes of the Annual Meeting is to consider and take action with respect to ratification of the appointment by Avnet’s Board of Directors of Arthur Andersen LLP as independent public accountants to audit the consolidated financial statements of Avnet for the fiscal year ending June 28, 2002. Arthur Andersen LLP has been regularly retained by Avnet since 1991 to audit its consolidated financial statements and for other purposes. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock is required to ratify the appointment of Arthur Andersen LLP as Avnet’s independent public accountants.

      Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. Such representatives are expected to be available to respond to appropriate questions from shareholders.

      The Board of Directors recommends a vote FOR the ratification of Arthur Andersen LLP as the Company’s Auditors.

GENERAL

      Avnet’s Annual Report to its Shareholders for the fiscal year ended June 29, 2001, including the Company’s audited financial statements, is being mailed with this Proxy Statement.

      The cost of soliciting proxies relating to the Annual Meeting will be borne by Avnet. Directors, officers and regular employees of Avnet may solicit proxies by telephone or personal interview without being specially compensated therefor. Georgeson & Company, Inc. has been engaged by Avnet to solicit proxies relating to the Annual Meeting, by telephone and mail, from holders of shares of Avnet’s Common Stock and to perform certain other procedures relating to the solicitation of proxies. The cost of the services to be performed by Georgeson & Company, Inc. is approximately $6,500 plus out-of-pocket expenses estimated at approximately $5,000. In addition, Avnet will, upon request, reimburse brokers, dealers, banks and other nominee shareholders for their reasonable expenses for mailing copies of this Proxy Statement, the form of proxy and the Notice of the Annual Meeting, to the beneficial owners of such shares.

2002 ANNUAL MEETING

      Each year, Avnet’s Board of Directors confirms the date selected for the next Annual Meeting of Shareholders pursuant to Avnet’s By-Laws. While it is too early to have selected the date for the 2002 Annual Meeting, any shareholder who decides to present a proposal for action at the 2002 Annual Meeting should take note that his or her proposal must be received by Avnet between May 25, 2002 and June 17, 2002. In addition to other conditions provided for in the rules of the Securities and Exchange Commission, Avnet’s By-Laws provide notice requirements that must be satisfied in order for a proposal to be properly brought before the Annual Meeting.

      For all shareholder proposals, the proposing shareholder must deliver to the Secretary of the Company at its principal executive office a notice that includes the shareholder’s name, address, and the number of shares of stock the shareholder owns of record and beneficially. If the shareholder holds shares through a nominee or “street name” holder of record, the shareholder must deliver evidence establishing the shareholder’s indirect ownership of and entitlement to vote the shares.

      If a shareholder proposes to nominate any person for election as director, the shareholder must also deliver to Avnet a statement in writing setting forth the name of the nominated person, the number of shares of stock owned of record and beneficially by the nominated person, the information regarding the nominated person as required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, and the nominated person’s signed consent to serve as director of the Corporation if elected. If the shareholder proposes another matter (other than the nomination of a director), the shareholder must also deliver to Avnet the text of the proposal, a brief written statement as to the reasons why the shareholder favors the proposal, and a statement identifying any material interest the shareholder has in the matter proposed (other than as a shareholder).

      In addition, if at the 2002 Annual Meeting, a shareholder makes a proposal which is not included in Avnet’s Proxy Statement, the proxy card issued with the Company’s Proxy Statement may confer discretionary authority to vote for or against such shareholder proposal, unless the shareholder proponent shall have given the Secretary of the Company notice of such proposal between May 25, 2002 and June 17, 2002 and certain other conditions provided for in the rules of the Securities and Exchange Commission are satisfied.

Important Note

      Avnet will provide a copy of its Annual Report on Form 10-K for the year ended June 29, 2001, to each shareholder without charge (other than a reasonable charge for any exhibit requested) upon written request to: Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona 85034 Attention: Raymond Sadowski, Chief Financial Officer.

AVNET, INC.

DAVID R. BIRK
Secretary

Dated: October 15, 2001

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW

OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET.
AVNET APPRECIATES YOUR PROMPT RESPONSE.

Appendix A

AUDIT COMMITTEE CHARTER

1.     Purpose

      The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the financial statements of the Company, the independence and performance of the Company’s corporate and external auditors and compliance with the Company’s policies for conducting business, as established in the Company’s Code of Conduct.

2.     Organization

      2.1  Composition and Qualifications

      2.1.1  The Audit Committee shall be appointed by the Board of Directors from time to time and shall consist of three or more directors, each of whom shall meet the independence and experience requirements of the New York Stock Exchange:

•	Each member of the Audit Committee will be a Director who is not otherwise employed by the Company nor has been so employed at any time during the three years prior to the time they are appointed to the Committee.

•	Each member of the Audit Committee will have and maintain independence from management and the Company in accordance with the standards of independence required by the New York Stock Exchange.

•	Each member of the Audit Committee shall be financially literate (as such qualification is interpreted by the Board of Directors in its business judgment).

•	At least one member of the Audit Committee shall have accounting or related financial management expertise (as such qualification is interpreted by the Board of Directors in its business judgment).

      2.1.2  The Board of Directors shall appoint one member of the Audit Committee as the Chair.

      2.2  Meetings/Minutes/Reports

      2.2.1  The Audit Committee shall meet at least four times annually, or more frequently if circumstances dictate. At least two of these meetings shall be in person, while others may be conducted telephonically.

      2.2.2  The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Audit Committee. The Chair shall be responsible for leadership of the Committee, including scheduling meetings, preparing agendas and making regular reports to the Board of Directors.

      2.2.3  The Audit Committee may invite members of management or others to attend the Committee meetings and provide pertinent information as appropriate.

      2.2.4  Minutes of each Audit Committee meeting are to be prepared and sent to all Audit Committee members.

      2.2.5  The Audit Committee shall meet privately in executive session at least annually with the Chief Financial Officer, the Director of Corporate Audit, the external auditors and such other members of management as deemed appropriate, and as a Committee, to discuss any matters that the Committee believes are relevant to fulfilling its responsibilities.

      2.2.6  The Committee will review and assess the adequacy of this Audit Committee Charter on an annual basis and recommend any proposed changes to the Board of Directors.

      2.3  Authority

      2.3.1  The Audit Committee shall have the authority to establish its own rules and procedures, consistent with the By-Laws of the Company, for notice and conduct of its meetings should the Committee, in its discretion, deem it desirable to do so.

      2.3.2  The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or external auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      2.3.3  The Audit Committee is authorized to conduct or originate investigations into any matters within the Committee’s scope of responsibilities.

3.     Responsibilities and Duties

      3.1  Annual Audit

      3.1.1  The Audit Committee will meet with the external auditors and senior management prior to the annual audit to discuss planning and staffing of the audit.

      3.1.2  The Audit Committee will review the annual audited financial statements and discuss them with senior management and the external auditors. In connection with such review, the Audit Committee will:

•	Discuss with the external auditors the matters required to be discussed by Statements on Auditing Standards Nos. 61 and 90 relating to the audit.

•	Review significant issues regarding accounting principles, practices and judgments.

•	Discuss any significant financial reporting issues arising in the fiscal year and the Company’s accounting and disclosure thereof.

•	Review with the external auditors any problems encountered in the course of their audit, including any change in the planned audit work and any restrictions placed on the scope of such work, any management letter provided by the external auditors, and management’s response to such letter.

      3.1.3  Based on its review of the annual audited financial statements, the Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company’s audited financial statements in the Company’s Report on Form 10-K.

      3.1.4  The Committee will prepare the report of the Committee required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement for each annual meeting.

      3.2  Quarterly Reviews. The Committee or, at the discretion of the Committee, the Chair acting on behalf of the Committee, shall be provided the opportunity to discuss with senior management and the external auditors the quarterly earnings announcement, prior to its release, and the results of the review of the interim financial statements by the external auditors.

      3.3  Evaluation of External Auditors

      3.3.1  The Company’s external auditors shall ultimately be accountable to the Committee and the Board of Directors. The Committee and the Board of Directors have the authority and responsibility to select, evaluate and, where appropriate, replace the external auditors.

      3.3.2  The Audit Committee shall obtain confirmation and assurance as to the external auditors’ independence, including a requirement that the external auditors submit to the Committee on a periodic basis, not less than annually, a formal written statement delineating all relationships between the external auditors and the Company as well as a summary of all services provided by the external auditors to the Company and the fees charged for such services. The Committee is responsible for actively engaging in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors and for recommending that the Board of Directors take appropriate action in response to the external auditors’ report to satisfy itself of their independence.

      3.4  Oversee Corporate Audit Activities

      3.4.1  The Audit Committee will review the appointment or replacement and performance of the Director of Corporate Audit.

      3.4.2  The Audit Committee will review the plan and scope of corporate audit activities and budget and staffing of the corporate audit group.

      3.4.3  The Audit Committee will review significant reports to management prepared by the corporate auditing group and management’s responses to such reports.

      3.4.4  The Audit Committee will review on a periodic basis with the Director of Corporate Audit the progress on the proposed corporate audit plan, with explanations for any deviations from the original plan and any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

      3.5  Internal Controls. The Audit Committee will review with the external auditors and the Director of Corporate Audit the adequacy and effectiveness of the Company’s corporate accounting and financial controls, any related significant findings regarding risks or exposures and will consider recommendations for improvement of such controls.

      3.6  Business Ethics and Compliance Matters. The Audit Committee will review the Company’s business ethics and compliance policies, related reports and training programs as appropriate.

While the Audit Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the external auditors or to assure compliance with laws and regulations and the Company’s Code of Conduct. The Audit Committee shall be entitled to rely on (i) the judgment of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, November 29, 2001

2:00 P.M. (MST)

The Wyndham Buttes Resort

2000 Westcourt Way
Tempe, AZ 85282

You may vote through the Internet, by telephone or by mail.

Please read the other side of this card carefully for instructions.
However you decide to vote, your presence, in person or by proxy, at the Annual Meeting of Shareholders is important to Avnet.

If you would like to receive your Annual Report and Proxy electronically in the future go to the following Consent site address: http://www.econsent.com/avt/. You can withdraw your consent at any time.

AVNET, INC. Proxy for Annual Meeting of Shareholders on November 29, 2001 Solicited by the Board of Directors	proxy

The undersigned shareholder of AVNET, INC. (the “Company”) hereby constitutes and appoints Roy Vallee and Raymond Sadowski, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of Common Stock of the Company standing in his or her name on the books of the Company at the Annual Meeting of Shareholders to be held at 2:00 P.M., Mountain Standard Time, at the Wyndham Buttes Resort, 2000 Westcourt Way, Tempe, Arizona 85282, on November 29, 2001, or at any adjournment thereof, with all the powers which the undersigned would possess if personally present, as designated on the reverse side.

The undersigned hereby instructs the said proxies (i) to vote in accordance with the instructions indicated on the reverse side for each proposal, but, if no instruction is given on the reverse side, to vote FOR the election as directors of the ten persons named on the reverse side, FOR the amendment to the Employee Stock Purchase Plan to authorize an additional 1,000,000 shares for sale under the Plan, and FOR the ratification of the appointment of Arthur Andersen LLP as the independent public accountants for the fiscal year ending June 28, 2002, and (ii) to vote in their discretion with respect to other such matters (including matters incident to the conduct of the meeting) as may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated October 15, 2001 relating to the Annual Meeting of Shareholders to be held November 29, 2001.

AVNET, INC.
2211 South 47th Street
Phoenix, AZ 85034

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

(Continued — To Be Signed on Reverse Side)

COMPANY #

CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 10:00 A.M. (MST) on November 28, 2001.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/avt/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:00 A.M. (MST) on November 28, 2001.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to AVNET, INC., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

*** Please detach here ***

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of 10 directors to serve for the ensuing year:	01 Eleanor Baum 02 J. Veronica Biggins 03 Lawrence W. Clarkson 04 Ehud Houminer 05 James A. Lawrence	06 Salvatore J. Nuzzo 07 Ray M. Robinson 08 Frederic Salerno 09 Gary L. Tooker 10 Roy Vallee
(Instructions: To withhold authority to vote for any individual nominee, mark the “Vote FOR all Nominees” box and in the box provided to the right, enter the number listed alongside such nominee.)
2.	Approval of an amendment to the Avnet Employee Stock Purchase Plan to authorize an additional 1,000,000 shares reserved for sale under the Plan.
3.	Ratification of appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending June 28, 2002.
4.	To take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment thereof.

☐ Vote FOR all nominees (except as marked in the box below)	☐ Vote WITHHELD from all nominees

☐ For	☐ Against	☐ Abstain
☐ For	☐ Against	☐ Abstain

Date _____________________________________________________________________________

Signature(s) in Box

Please sign exactly as your name(s) appear(s) on this Proxy. If held by more than one owner, each owner must sign. Trustees, administrators, etc., should include full title. Corporations should provide full name of corporation and title of authorized officer signing this Proxy.

Address Change? Mark Box ☐ Indicate changes below: